Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Edie Kissko
Adobe
408-536-3034
kissko@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Strong Q1 FY2015 Financial Results
Company Announces Newest Offering, Adobe Document Cloud
SAN JOSE, Calif. - Mar. 17, 2015 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2015 ended Feb. 27, 2015.
Financial Highlights

•	Adobe achieved revenue of $1.11 billion, above the high end of the targeted range of $1.05 billion to $1.10 billion.

•	Adobe added 517 thousand net new Creative Cloud subscriptions in the quarter, which represents 28 percent year-over-year growth when compared to net new subscription additions in Q1 fiscal year 2014.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $1.79 billion, and total Digital Media ARR grew to $2.09 billion.

•	Adobe Marketing Cloud revenue was $311 million.

•	Diluted earnings per share were $0.17 on a GAAP-basis, and $0.44 on a non-GAAP basis.

•	Cash flow from operations was $183 million and deferred revenue grew to a record $1.18 billion.

•	A record 70 percent of Adobe’s Q1 revenue was from recurring sources, compared to 52 percent of Q1 revenue in fiscal 2014.

•	The company repurchased approximately 2.4 million shares during the quarter, returning $174 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
"Adobe Marketing Cloud and Creative Cloud continue to be growth engines for Adobe," said Shantanu Narayen, Adobe president and chief executive officer. "We are excited about today's announcement of the Adobe Document Cloud, which brings innovative new capabilities, including built-in e-signing, to millions of customers."
“Fiscal 2015 is off to a strong start, and Q1 revenue and earnings are evidence of successful execution against our strategy,” said Mark Garrett, Adobe executive vice president and chief financial officer.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2015 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, product innovation and capabilities and the strength of our cloud business and growth of our revenue and earnings, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2014 ended Nov. 28, 2014.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Feb. 27, 2015, which Adobe expects to file in March 2015.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2015 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	February 27, 2015	February 28, 2014
Revenue:
Subscription	$713,442	$423,563
Products	290,774	471,454
Services and support	104,965	105,103
Total revenue	1,109,181	1,000,120

Cost of revenue:
Subscription	95,527	76,732
Products	19,703	27,498
Services and support	51,568	44,279
Total cost of revenue	166,798	148,509

Gross profit	942,383	851,611

Operating expenses:
Research and development	215,509	209,525
Sales and marketing	392,741	410,141
General and administrative	145,081	138,984
Restructuring and other charges	1,755	663
Amortization of purchased intangibles	14,272	13,552
Total operating expenses	769,358	772,865

Operating income	173,025	78,746

Non-operating income (expense):
Interest and other income (expense), net	3,338	3,145
Interest expense	(14,545)	(16,590)
Investment gains (losses), net	1,430	(409)
Total non-operating income (expense), net	(9,777)	(13,854)
Income before income taxes	163,248	64,892
Provision for income taxes	78,360	17,846
Net income	$84,888	$47,046
Basic net income per share	$0.17	$0.09
Shares used to compute basic net income per share	498,754	496,948
Diluted net income per share	$0.17	$0.09
Shares used to compute diluted net income per share	507,526	508,340

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	February 27, 2015	November 28, 2014
ASSETS

Current assets:
Cash and cash equivalents	$712,884	$1,117,400
Short-term investments	2,463,936	2,622,091
Trade receivables, net of allowances for doubtful accounts of $7,201 and $7,867, respectively	532,427	591,800
Deferred income taxes	60,470	95,279
Prepaid expenses and other current assets	202,442	175,758
Total current assets	3,972,159	4,602,328

Property and equipment, net	784,314	785,123
Goodwill	5,396,174	4,721,962
Purchased and other intangibles, net	629,317	469,662
Investment in lease receivable	80,439	80,439
Other assets	146,019	126,315
Total assets	$11,008,422	$10,785,829

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$71,670	$68,377
Accrued expenses	564,211	683,866
Debt and capital lease obligations	64	603,229
Accrued restructuring	2,580	17,120
Income taxes payable	19,934	23,920
Deferred revenue	1,129,701	1,097,923
Total current liabilities	1,788,160	2,494,435

Long-term liabilities:
Debt	1,901,554	911,086
Deferred revenue	53,568	57,401
Accrued restructuring	4,495	5,194
Income taxes payable	245,063	125,746
Deferred income taxes	348,644	342,315
Other liabilities	77,918	73,747
Total liabilities	4,419,402	4,009,924

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,897,838	3,778,495
Retained earnings	6,756,803	6,924,294
Accumulated other comprehensive income (loss)	(103,810)	(8,094)
Treasury stock, at cost (100,786 and 103,350 shares, respectively), net of reissuances	(3,961,872)	(3,918,851)
Total stockholders' equity	6,589,020	6,775,905
Total liabilities and stockholders' equity	$11,008,422	$10,785,829

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	February 27, 2015	February 28, 2014
Cash flows from operating activities:
Net income	$84,888	$47,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	79,635	77,636
Stock-based compensation expense	84,193	82,750
Unrealized investment (gains) losses, net	(9,687)	975
Changes in deferred revenue	19,044	52,275
Changes in other operating assets and liabilities	(75,058)	(9,009)
Net cash provided by operating activities	183,015	251,673

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	152,402	(61,746)
Purchases of property and equipment	(35,546)	(29,393)
Purchases and sales of long-term investments, intangibles and other assets, net	(14,885)	(3,283)
Acquisitions, net of cash	(800,342)	—
Net cash used for investing activities	(698,371)	(94,422)

Cash flows from financing activities:
Purchases of treasury stock	(200,000)	(200,000)
Cost of reissuance of treasury stock, net	(93,697)	(53,776)
Proceeds from debt	989,280	—
Repayment of debt and capital lease obligations	(602,189)	(4,433)
Debt issuance costs	(7,718)	—
Excess tax benefits from stock-based compensation	33,599	—
Net cash provided by (used for) financing activities	119,275	(258,209)
Effect of exchange rate changes on cash and cash equivalents	(8,435)	318
Net decrease in cash and cash equivalents	(404,516)	(100,640)
Cash and cash equivalents at beginning of period	1,117,400	834,556
Cash and cash equivalents at end of period	$712,884	$733,916

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	February 27, 2015	February 28, 2014	November 28, 2014
Operating income:

GAAP operating income	$173,025	$78,746	$124,505
Stock-based and deferred compensation expense	86,597	83,549	85,025
Restructuring and other charges	1,755	663	19,385
Amortization of purchased intangibles	33,791	32,054	31,331
Loss contingency	—	10,000	—
Non-GAAP operating income	$295,168	$205,012	$260,246

Net income:

GAAP net income	$84,888	$47,046	$88,136
Stock-based and deferred compensation expense	86,597	83,549	85,025
Restructuring and other charges	1,755	663	19,385
Amortization of purchased intangibles	33,791	32,054	31,331
Investment (gains) losses	(1,430)	409	(343)
Loss contingency	—	10,000	—
Income tax adjustments	18,728	(22,383)	(27,872)
Non-GAAP net income	$224,329	$151,338	$195,662

Diluted net income per share:

GAAP diluted net income per share	$0.17	$0.09	$0.17
Stock-based and deferred compensation expense	0.17	0.16	0.17
Restructuring and other charges	—	—	0.04
Amortization of purchased intangibles	0.07	0.06	0.06
Loss contingency	—	0.02	—
Income tax adjustments	0.03	(0.03)	(0.05)
Non-GAAP diluted net income per share	$0.44	$0.30	$0.39

Shares used in computing diluted net income per share	507,526	508,340	507,451

Non-GAAP Results (continued)

Three Months Ended
February 27, 2015
Effective income tax rate:

GAAP effective income tax rate	48.0%
One-time charge related to acquisition	(42.0)
Retroactive reinstatement of 2014 R&D tax credit	16.0
Income tax adjustments	(1.0)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.